[LOGO]
     Lincoln
     ---------------
     Financial Group
                                                     Enrollment/Change Request &
                                                      Salary Reduction Agreement
     Lincoln Life & Annuity Company of New York        New York Variable Annuity
     PO Box 1337
     Syracuse NY 13201-1337
     Tel. 800-893-7168

----------------------------------------------------------------------------------------------------------------------------------
Participant             Employee's name                                                        Soc. Sec. no.
Information             ----------------------------------------------------------------------------------------------------------
                        Address
                        ----------------------------------------------------------------------------------------------------------
* Proof required,       City, State, ZIP
  refer to the back     ----------------------------------------------------------------------------------------------------------
  of this form.         [ ] Male       [ ] Female            Marital status                    Daytime phone
                        ----------------------------------------------------------------------------------------------------------
Your personal           Date of birth                        Date of hire/rehire               Evening phone
investment elections    ----------------------------------------------------------------------------------------------------------
should be consistent    Employer's name
with your primary       ----------------------------------------------------------------------------------------------------------
investment              GP/ER ID number                                   Group Annuity Contract nos.
objectives.             ----------------------------------------------------------------------------------------------------------
                        [ ] New enrollment     Change of:                 [ ] Name*            [ ] Beneficiary
Refer to your                                  [ ] Allocation election    [ ] Address/phone    [ ] Salary Reduction
variable annuity        Select one primary investment objective for your retirement plan.
brochure for            [ ] Stability of principal   [ ] Growth & income    [ ] Growth         [ ] Aggressive growth
investment              Number of dependents                              Occupation
objective                                   ----------------------------             ---------------------------------------------
information.            Total family income $                             Estimated net worth $
                                             ---------------------------                       -----------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Salary Reduction        Check with your payroll department to determine which option they use per pay period.
Information             Salary reduction $_____________  or ___ % of pay      Date of reduction ________________

Percentages must be     You may select up to ten investment funds.
in whole numbers                  % Asset Manager                      % Guaranteed                         % Small Cap
only and must total     ----------                           ----------                           ----------
100%.                             % Balanced                           % Index                              % Small Cap Growth
                        ----------                           ----------                           ----------
                                  % Equity Income                      % International                      % Social Awareness
                        ----------                           ----------                           ----------
                                  % Global Growth                      % Mid Cap Growth I
                        ----------                           ----------
                                  % Growth I                           % Mid Cap Value
                        ----------                           ----------
----------------------------------------------------------------------------------------------------------------------------------
Beneficiary             Complete the following information for each beneficiary. (You must have at least one primary.)
Designation             Primary's name                                              Soc. Sec. no.
                        ----------------------------------------------------------------------------------------------------------
Percentages must be     Relationship                            Date of birth                 Percentage
in whole numbers        ----------------------------------------------------------------------------------------------------------
only. The total         Address
percentages for         ----------------------------------------------------------------------------------------------------------
primary beneficiaries   City, State, ZIP
and for contingent      ----------------------------------------------------------------------------------------------------------
beneficiaries must      [ ] Primary                   [ ] Contingent
each equal 100%.        Name                                                        Soc. Sec. no.
                        ----------------------------------------------------------------------------------------------------------
                        Relationship                            Date of birth                 Percentage
                        ----------------------------------------------------------------------------------------------------------
                        Address
                        ----------------------------------------------------------------------------------------------------------
                        City, State, ZIP
                        ----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Authorization and       By signing below, you certify that you have read, understand and agree to the terms of the Salary
Signatures              Reduction Information and Agreement sections on this form and have received an Active Life Certificate.
                        The signature of the employer authorized representative certifies that he/she also agrees to the Salary
                        Reduction Information section.

                        Participant's signature                                               Date
                        ----------------------------------------------------------------------------------------------------------
                        Employer authorized
                        representative's signature                                            Date
                        ----------------------------------------------------------------------------------------------------------
                        Plan administrator's
                        signature (if ERISA)                                                  Date
                        ----------------------------------------------------------------------------------------------------------

                                                                                                                   continued on back

Form LNY1282-94 12/99 Enrollment
             White copy - TDA Client Services  Yellow copy - Payroll  Pink copy - Broker  Goldenrod copy - Participant

--------------------------------------------------------------------------------
Agreement

You agree that:

Variable Annuity Information

 . You have read the prospectus for the insurer's variable annuity and the underlying funds. You also understand that the underlying funds supporting the insurer's variable annuity are not public funds, but are available only through insurance contracts.

 . The investment objectives and policies are stated in each of the underlying fund's prospectus.

 . You will review your investment selections on a regular basis as your lifestyle or investment goals may change as you near retirement. As part of this review you should read current fund prospectuses and financial reports. You may contact Lincoln Life--New York at any time to receive up-to-date information about your variable annuity.

 . Withdrawals are restricted to the requirements of Section 403(b) of the Internal Revenue Code as described in the insurer's current variable annuity prospectus. Withdrawals must also be in accordance with any restrictions described in your tax deferred annuity plan sponsored by your employer.

 . If contributions are received by the insurer without complete and accurate information, your contributions will be allocated to the Pending Allocation Account. Once this information is received, the insurer will allocate your contributions as indicated on the form. After the third monthly notice, if the insurer has not received this information, the account value will be returned to the contractholder.

 . If you transfer assets to the insurer without a transfer form indicating an allocation split, the insurer will deposit these assets based on the most recent investment elections on file.

 . Confirmations will be generated once the insurer receives complete enrollment information. Please review the confirmation carefully and notify the insurer immediately if any changes are desired. The insurer may elect to send any confirmations of transactions relating to your account directly to your employer.

 .  Any changes to your name and/or beneficiary designations must be in writing.
   Proof is required for name changes. Sumbit a copy of a marriage license, divorce decree, or other court document.

 . Returns on the variable accounts are based upon the investment experience of the insurer's separate account. These amounts will fluctuate and are not guaranteed as to the dollar amount.

Salary Reduction

 .  The employer shall reduce your salary by the amount indicated per pay period.
   The employer shall forward this amount to the insurer as contributions toward a 403(b) annuity.

 . Payroll reductions will begin on the date indicated. Any change in allocation election will be effective with the next contribution after receiving this form in the Syracuse, New York office.

 . This agreement is legally binding and irrevocable regarding the amounts already deferred by both you and the employer while employment continues for amounts earned while it is in effect.

 . This agreement will apply only to amounts earned after this agreement becomes effective. It will not apply to any amounts earned after it is terminated.

Beneficiary Designation

 . If space is needed for additional beneficiaries, attach a separate sheet of paper with the information requested for each additional beneficiary.

 . If you are married or will be married and if your tax deferred annuity plan provides, the primary beneficiary will be your spouse unless he/she completes and signs a waiver form provided by your employer.

 . If your plan is subject to ERISA, your beneficiary designation must be in compliance with all provisions of the Retirement Equity Act of 1984 and the applicable tax deferred annuity plan, which requires a plan administrator's signature.

 . Your beneficiary designation on this form supersedes any prior designation made in regards to the coverage under this contract.

 . If no beneficiary is selected, or if no beneficiary survives you, all death benefits will be paid according to the contract and any applicable tax deferred annuity plan.

 .  Your primary beneficiary will be entitled to the entire value of the account.
   Multiple surviving primary beneficiaries will be entitled to equal portions of the account unless specified otherwise.

 . Your contingent beneficiary will be entitled to the entire value of the account if no primary beneficiary is living. Multiple surviving contingent beneficiaries will be entitled to equal portions of the account unless specified otherwise.

--------------------------------------------------------------------------------
Customer Service

If you have any questions, please contact Lincoln Life at 800 893-7168.

Form LNY1282-94 12/99